Exhibit 99.1

NDC Plaza
Atlanta, GA 30329-2010
404-728-2000	NEWS RELEASE

NDCHealth Reports Fiscal First Quarter Financial Results

ATLANTA, October 12, 2005 – NDCHealth Corporation (NYSE: NDC), a leading provider of healthcare technology and information solutions, today announced financial and operating results for its fiscal first quarter ended September 2, 2005. Total revenue from continuing operations was $100.0 million, a 9.9% increase from $91.0 million in the first quarter of fiscal 2005. Income from continuing operations for the first quarter was $2.6 million, or $0.07 per diluted share, compared to income of $0.8 million, or $0.02 per diluted share, in the same period in fiscal 2005. Net income after discontinued operations for the first quarter of fiscal 2006 was $2.6 million, or $0.07 per diluted share, compared to a net loss of $7.0 million, or ($0.19) per diluted share, in the first quarter of fiscal 2005.

Adjusted income from continuing operations1, a non-GAAP measure, for the first quarter of fiscal 2006 was $0.15 per diluted share, compared to adjusted income from continuing operations in the first quarter of fiscal 2005 of $0.03 per diluted share. Adjusted EBITDA2, also a non-GAAP measure, in the first quarter increased 37.4% to $25.1 million, versus $18.2 million in the same period of fiscal 2005. Adjusted income and adjusted EBITDA exclude the effect of Restructuring, Special Governance and Other Charges, which in the first quarter consisted of $3.9 million in expenses associated with the pending sale of the company and costs associated with stockholder litigation and the SEC investigation.

The first quarter of fiscal 2006 included the impact of one additional week of operating results when compared to the comparable quarter in fiscal 2005. The incremental 14th week added approximately $2.4 million in revenue and $2.6 million in total expenses.

“Our first quarter results illustrate our ability to deliver growth and increased profitability as we continue to see momentum across all of our businesses,” said Walter Hoff, NDCHealth chairman and chief executive officer. “This performance demonstrates that our efforts to more tightly focus our business activities, implement improved operating practices and increase our market penetration through product enhancements and new introductions have been successful. We continue to believe our operational activities point to clear signs that these businesses can achieve long-term, sustainable growth in revenue and earnings.”

First Quarter Financial Review

NDCHealth reports its financial and operating performance in four segments: Pharmacy Services and Systems, Hospital Solutions, Physician Solutions and Information Management. On a business segment basis:

•	Pharmacy Services and Systems revenue increased $2.4 million, or 7.6%, in the first quarter of fiscal 2006 compared to the same quarter of fiscal 2005, reflecting an increase in pharmacy transaction services revenue as well as higher revenue from system sales to independent and mail order pharmacies, partially offset by a decline in legacy systems revenue. The incremental 14th week in the quarter added approximately $1.2 million in transaction services revenue and $0.6 million in operating expense. Segment operating margin was 17.5% versus 10.1% in the same quarter a year ago.

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NDCHealth Reports Fiscal First Quarter Results

•	Hospital Solutions revenue in the first quarter of fiscal 2006 increased $1.5 million, or 9.0%, from the first quarter last fiscal year, driven by increased sales and installations of NDC ePREMIS® at higher per transaction pricing than the legacy PREMIS system. The incremental 14th week in the quarter added approximately $0.8 million in transaction services revenue and $0.2 million in operating expense. Segment operating margin was 30.9% versus 26.5% in the same quarter a year ago.

•	Physician Solutions revenue increased $1.1 million, or 17.3%, in the first quarter of fiscal 2006 compared to the same period in fiscal 2005 due to higher system sales. The incremental 14th week in the quarter added approximately $0.4 million in additional revenue and $0.2 million in operating expense. Segment operating margin was 24.7% versus 8.6% in the same quarter a year ago.

•	Information Management revenue in the first quarter increased $4.0 million, or 10.9%, compared to the same quarter in fiscal 2005, driven by growth in core product and service offerings as well as new product growth from the company’s advanced analysis, market research and longitudinal product solutions. The additional 14th week in the quarter had an immaterial effect on revenue but added approximately $0.8 million in operating expense. Segment operating margin was 5.8% versus a breakeven operating margin in the same quarter a year ago.

On a consolidated basis:

•	Cost of Service in the first quarter increased $0.8 million, or 1.5%, from the same quarter of fiscal 2005 due primarily to the impact of additional compensation expense in the 14th accounting week, which offset cost savings from lower staffing levels and data costs when compared to the first quarter last year.

•	Sales, General and Administrative expense in the first quarter of fiscal 2006 increased $1.4 million, or 6.2%, from the same period a year ago. The incremental 14th week added about $1.0 million in Sales, General and Administrative expense in the quarter.

•	Restructuring, Special Governance and Other Charges in the quarter increased $3.5 million from the first quarter of fiscal 2005, reflecting expenses associated with the pending sale of the company and costs associated with stockholder litigation and the SEC investigation.

•	Total outstanding debt at September 2, 2005 was $254.7 million, down $16.1 million from $270.8 million at May 27, 2005.

Business Highlights

•	Pharmacy network services volume totaled more than 1.63 billion transactions in the first quarter of fiscal 2006, a 25.7% increase from the same period last year as NDCHealth benefited from an incremental 14th week as well as continuing to increase penetration of its core claims processing and pre- and post-edit transaction services.

•	The company has now signed agreements for seven pharmacy chains to implement the NDC EnterpriseRx™ pharmacy management system, a robust inventory, central fill and centralized patient management solution. Initial installations and revenue are expected to begin in the third quarter of fiscal 2006, which will also positively affect cash flow.

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NDCHealth Reports Fiscal First Quarter Results

•	NDCHealth sold an additional 41 ePREMIS units and installed 109 units during the first quarter of fiscal 2006, increasing the total ePREMIS installed base to 665 sites. New ePREMIS sales are expected to increase in the second quarter from the seasonally slower activity experienced during the summer months.

•	On September 29th, the company announced a long-term agreement whereby Acxiom Corporation will transform and manage the technology infrastructure of NDCHealth’s Information Management business unit. The collaborative project will create a proprietary data factory utilizing Acxiom’s automated grid-enabled information management platform that is expected to allow the Information Management unit to develop and deploy new information product offerings faster and at a lower cost.

•	NDCHealth recently announced it received notification of early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 with respect to the proposed sale of its Information Management business to Wolters Kluwer and the proposed merger of NDCHealth with Per-Se Technologies. As disclosed on August 29, 2005, the companies signed definitive agreements pertaining to these transactions, which, subject to approval by both NDCHealth and Per-Se stockholders and other customary closing conditions, are anticipated to close in NDCHealth’s fiscal third quarter.

Financial Outlook

For the second quarter of fiscal 2006 ending December 2, 2005, management expects revenue to be in the range of $98.5 million to $101.0 million. Adjusted EBITDA2 is expected to be in the range of $24.5 million to $27.0 million, before approximately $2.5 million in estimated Restructuring, Special Governance and Other Charges. Adjusted income per diluted share from continuing operations1, before Restructuring, Special Governance and Other Charges, is expected to be in the range of $0.13 to $0.17 in the second quarter of fiscal 2006, versus $0.06 in adjusted income per diluted share in the same period of fiscal 2005.

Conference Call and Webcast

NDCHealth will host a conference call to discuss its financial results and business outlook beginning at 5:00 pm ET today, October 12, 2005. To listen to the conference call, please dial 877-421-3895 (706-679-0822 for international callers), or access the webcast through the Investor Relations page at www.ndchealth.com. A replay of the conference call will be available via webcast or by dialing 800-642-1687 (706-645-9291 for international callers) and entering conference ID 1205542.

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements, including those related to the company’s financial guidance for the second quarter of fiscal 2006. These statements involve risks and uncertainties that may cause actual results to differ materially. NDCHealth’s projected results for future periods are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but may be beyond management’s control. Forward-looking statements are only predictions and are not guarantees of performance, and include statements preceded by, followed by or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend,” or similar expressions. These statements include, among others, statements regarding the company’s expected business outlook, anticipated financial and operating results, its business strategy and means to implement the strategy, the company’s objectives, the likelihood of the company’s success in developing and introducing new products and expanding its business, the timing of the introduction of new and modified products or services,

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NDCHealth Reports Fiscal First Quarter Results

and sources of liquidity. These forward-looking statements are based on management’s beliefs and assumptions, which in turn are based on currently available information. Important risks and assumptions relating to the forward-looking statements include, without limitation: (1) the completion of the announced sale of the company; (2) the ability to retain employees despite uncertainty created by the pending sale of the company; (3) the company’s ability to comply with the Sarbanes-Oxley Act of 2002; (4) demand for the company’s products and services; (5) the company’s ability to expand in new and existing markets; (6) the cost of product development; (7) the timely completion, market demand and acceptance of the company’s products; (8) competitive forces; (9) industry conditions affecting NDCHealth’s customers; (10) expected pricing levels; (11) expected growth of revenue and net income; (12) access to data from suppliers; (13) complex state and federal regulations and their impact on the demand for information products or availability of certain data; (14) the timing and cost of planned capital expenditures; (15) the availability of capital to invest in business growth and expansion; (16) the timing of recognition of certain revenue; (17) the potential for information or network services interruptions; (18) adequate protection of proprietary technology; (19) unanticipated changes in accounting rules and/or interpretations; (20) outcomes and cost of litigation and/or the Securities and Exchange Commission investigation; (21) the company’s ability to maintain compliance with certain restrictive debt covenants; and (22) the company’s substantial indebtedness, which could adversely affect its financial condition, results of operations and liquidity. Many of these risk factors and assumptions are beyond the company’s ability to control or predict, and are not intended to represent a complete list of all risks and uncertainties inherent in the company’s business, and should be read in conjunction with the more detailed cautionary statements included in NDCHealth’s Annual Report on Form 10-K/A for the fiscal year ended May 27, 2005 and other company filings with the Securities and Exchange Commission. The company believes its forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on the company’s current assumptions and expectations. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update publicly any of them in light of new information or future events.

Important Legal Information

This communication shall not constitute an offer of any securities for sale. In connection with the proposed merger of NDCHealth Corporation with Per-Se Technologies, Inc., NDCHealth and Per-Se have filed a registration statement on Form S-4 containing a preliminary joint proxy statement/prospectus for the stockholders of both companies with the SEC, and each will file other documents regarding the proposed transactions with the SEC as well. The final joint proxy statement/prospectus will be mailed to the stockholders of both NDCHealth and Per-Se, and investors are urged to carefully read the final document, as well as any amendments and supplements thereto, and any other relevant documents in their entirety before making any voting or investment decision as they will contain important information about the proposed transaction. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from NDCHealth’s website (www.ndchealth.com) under the tab “Investor Relations” through the “SEC Filing” link. You may also obtain these documents, free of charge, from Per-Se’s website (www.per-se.com) under the tab “Investors” through the “SEC Filing” link.

NDCHealth Corporation and Per-Se Technologies and their respective directors and executive officers may be deemed participants in the solicitation of proxies from stockholders in connection with this transaction. Information about the directors and executive officers of NDCHealth and Per-Se Technologies and information about other persons who may be deemed participants in this transaction will be included in the joint proxy statement/prospectus. You can find information about NDCHealth’s executive officers and directors in NDCHealth’s Form 10-K/A filed with the SEC on September 14, 2005. You can find information about Per-Se Technologies’ executive officers and directors in Per-Se’s definitive proxy statement filed with the SEC on March 25, 2005.

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NDCHealth Reports Fiscal First Quarter Results

About NDCHealth

NDCHealth is a leading information solutions company serving all sectors of healthcare. Its network solutions automate the exchange of information among pharmacies, payers, hospitals and physicians. Its systems and information management solutions help improve operational efficiencies and business decision making for providers, retail pharmacy and pharmaceutical manufacturers. Headquartered at Atlanta, Ga., NDCHealth provides information vital to the delivery of healthcare every day. For additional information, please visit www.ndchealth.com.

NDCHealth is a trademark of NDCHealth Corporation. All other company and product names mentioned may be trademarks of the company.

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1.	Adjusted income per share from continuing operations, a non-GAAP measure, can be derived from the company’s Condensed Consolidated Statements of Operations, and is defined as Income from Continuing Operations, before the after-tax effect of Restructuring, Special Governance and Other Charges, on a per share basis. Reconciliation of adjusted income from continuing operations to Income from Continuing Operations, the most directly comparable GAAP financial measure, is provided in an accompanying table.

2.	Adjusted EBITDA, a non-GAAP measure, can be derived from the company’s Condensed Consolidated Statements of Operations, and is defined as Operating Income before Depreciation and Amortization, and Restructuring, Special Governance and Other Charges. Reconciliation of adjusted EBITDA to Operating Income, the most directly comparable GAAP financial measure, is provided in an accompanying table.

Contact:

Robert Borchert

VP-Investor Relations

404-728-2906

robert.borchert@ndchealth.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

NDCHealth Corporation and Subsidiaries

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	September 2, 2005	August 27, 2004
Revenue	$99,980	$91,008

Operating Expenses:
Cost of Service	51,201	50,434
Sales, General and Administrative	23,708	22,333
Depreciation and Amortization	9,493	10,269
Restructuring, Special Governance and Other Charges	3,926	388

	88,328	83,424

Operating Income	11,652	7,584

Other Income (Expense):
Interest and Other Income	154	61
Interest and Other Expense	(7,046)	(6,395)

	(6,892)	(6,334)

Income from Continuing Operations before Income Taxes	4,760	1,250
Provision for Income Taxes	2,121	488

Income from Continuing Operations	2,639	762
Loss from Discontinued Operations	—	(7,727)

Net Income (Loss)	$2,639	$(6,965)

Basic Earnings (Loss) Per Share:
Income from Continuing Operations	$0.07	$0.02

Discontinued Operations	$—	$(0.22)

Basic Earnings (Loss) Per Share	$0.07	$(0.20)

Weighted Average Shares	35,955	35,638
Diluted Earnings (Loss) Per Share:
Income from Continuing Operations	$0.07	$0.02

Discontinued Operations	$—	$(0.21)

Diluted Earnings (Loss) Per Share	$0.07	$(0.19)

Weighted Average Shares	36,191	36,002

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

NDCHealth Corporation and Subsidiaries

(Unaudited)

(In thousands)

	Three Months Ended
	September 2, 2005	August 27, 2004
Cash flows from operating activities:
Net income (loss)	$2,639	$(6,965)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Loss on discontinued operations	—	7,727
Depreciation and amortization	9,493	10,269
Deferred income taxes	2,121	529
Allowance for doubtful accounts	1,547	1,960
Other, net	1,459	1,186

Total	17,259	14,706

Changes in assets and liabilities:
Accounts receivable, net	1,431	(640)
Prepaid expenses and other assets	7,183	4,597
Accounts payable and accrued liabilities	(10,820)	(15,291)
Accrued interest on long-term debt	(4,893)	(5,379)
Deferred revenue	(737)	(5,281)

Total	(7,836)	(21,994)

Net cash provided by (used in) operating activities	9,423	(7,288)

Cash flows from investing activities:
Capital expenditures-Property Acquisitions	(3,449)	(6,677)
Capital expenditures-Capitalized External Use Software	(4,642)	(4,005)
Acquisitions and other investing activities	(11)	(1,838)

Net cash used in investing activities	(8,102)	(12,520)

Cash flows from financing activities:
Net repayments/ borrowings under lines of credit	(5,000)	38,500
Principal payments under long-term debt arrangements	(11,081)	(29,446)
Net issuances related to stock activities	345	(71)
Dividends paid	—	(1,439)

Net cash (used in) provided by financing activities	(15,736)	7,544

Cash provided by divestiture of discontinued operations	11,609	—
Net cash used in discontinued operations	(715)	(7,904)

Decrease in cash and cash equivalents	(3,521)	(20,168)
Cash and cash equivalents, beginning of period	17,790	24,585

Cash and cash equivalents, end of period	$14,269	$4,417

CONDENSED CONSOLIDATED BALANCE SHEETS

NDCHealth Corporation and Subsidiaries

(Unaudited)

(In thousands, except share data)

	September 2, 2005	May 27, 2005
ASSETS
Current Assets:
Cash and Cash Equivalents	$14,269	$17,790
Accounts Receivable (Less Allowance of $7,539 and $6,603 respectively.)	48,027	50,977
Prepaid Expenses	18,495	22,777
Deferred Income Taxes	4,424	6,214
Other Current Assets	9,352	8,843
Total Assets of Discontinued Operations	—	36,245

Total Current Assets	94,567	142,846

Property and Equipment, Net	66,619	69,842
Capitalized External Use Software, Net	72,481	68,474
Goodwill	352,064	351,474
Intangible Assets, Net	59,418	61,886
Debt Issuance Cost	10,842	11,496
Deferred Income Taxes	18,019	18,350
Other Assets	23,754	25,299

Total Assets	$697,764	$749,667

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current Portion of Long-term Debt	$25,939	$31,529
Trade Accounts Payable	21,102	24,033
Accrued Compensation and Benefits	7,051	9,901
Accrued Interest	5,631	10,524
Deferred Revenue	33,655	34,772
Other Accrued Liabilities	30,983	33,795
Total Liabilities of Discontinued Operations	—	11,967

Total Current Liabilities	124,361	156,521

Deferred Revenue	4,005	4,602
Other Non-current Liabilities	25,563	26,789
Long-term Debt	228,764	239,255

Total Liabilities	382,693	427,167

Commitments and Contingencies	—	—

Stockholders’ Equity:
Preferred Stock, par value $1.00 per share; 1,000,000 shares authorized, none issued	—	—
Common Stock, par value $.125 per share; 200,000,000 shares authorized;	—	—
36,206,400 and 36,210,808 shares issued, respectively.	4,526	4,526
Capital in excess of par value	248,728	248,446
Retained Earnings	73,546	70,907
Deferred Compensation and Other	(4,498)	(5,039)
Other Comprehensive (Loss) Income	(7,231)	3,660

Total Stockholders’ Equity	315,071	322,500

Total Liabilities and Stockholders’ Equity	$697,764	$749,667